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                                                                    EXHIBIT 99.1

                        MARKETING SPECIALISTS CORPORATION
                     COMPARATIVE CONSOLIDATED BALANCE SHEETS

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

                                                                    (UNAUDITED)
                                                                  DECEMBER 31, 1999    DECEMBER 31, 1998
                                                                  -----------------    -----------------
ASSETS
Current Assets:
         Cash and cash equivalents                                 $          --       $   1,184,693
         Restricted cash                                               1,200,247           9,980,780
                                                                   -------------       -------------

         Cash and cash equivalents                                 $   1,200,247       $  11,165,473
         Accounts receivable net of allowance
          for doubtful accounts of $5,730,400
          and $1,374,000,respectively                                 53,578,596          22,333,540
         Deferred taxes                                                       --             422,539
         Inventory                                                     1,221,028           1,622,536
         Income taxes receivable                                              --           2,647,000
         Prepaid expenses and other current assets                     2,895,378             595,370
                                                                   -------------       -------------
Total current assets                                                  58,895,249          38,786,458

Deferred taxes                                                                --           1,328,381
Other assets                                                           9,664,208           4,417,651
Property and equipment, net                                           42,516,264          17,417,362
Intangible assets                                                    336,040,325         126,459,527
                                                                   -------------       -------------
TOTAL ASSETS                                                       $ 447,116,046       $ 188,409,379
                                                                   =============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
         Accounts payable                                          $  14,395,640       $   9,293,347
         Accrued expenses                                             31,165,160          21,077,926
         Current portion of long-term obligations                     48,054,525          10,523,338
Total current liabilities                                             93,615,325          40,894,611

$100,000,000, 10.125% Senior Subordinated
  Notes, due December 15, 2007                                       100,000,000                  --

Long-term obligations less current portion:
         Notes payable                                                70,065,479          61,445,243
         Lease obligations                                               803,704             150,000
         Covenants not to compete                                     21,040,981          11,843,516
         Deferred compensation liabilities                            35,921,282           1,233,996
                                                                   -------------       -------------

Other liabilities                                                      7,427,642             246,553

Shareholders' equity (deficit): Common stock, $.01 stated value:
           Authorized shares - 54,000,000
           Issued shares - 14,173,844 and 7,218,000,
           respectively                                                  141,959              72,003
         Additional paid-in capital                                  141,579,961          73,989,642
         Retained deficit                                            (23,033,207)         (1,466,185)
         Treasury stock at cost - 39,707 and 0
           shares, respectively                                         (447,080)                 --
                                                                   -------------       -------------
Total shareholders' liability                                        118,241,633          72,595,460
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 447,116,046       $ 188,409,379
                                                                   =============       =============

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MARKETING SPECIALISTS CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE QUARTER ENDED DECEMBER 31, 1999


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

Revenues:

Commissions                                $  95,548,901
Sales                                         11,093,247
                                           -------------

Total revenues                               106,642,148

Expenses:
              Cost of sales                   10,509,104
              Sales and marketing             63,982,624
              General and administrative      22,709,734
              Depreciation                     1,877,390
              Amortization                     5,455,637
                                           -------------

Total expenses                               104,534,489
                                           -------------

Operating income                               2,107,659

Other income (expenses):

              Interest expense                (5,728,099)
              Other income                       225,528
                                           -------------

Loss before income taxes                      (3,394,912)

Income tax expense                                    --
                                           -------------

Net loss                                      (3,394,912)
                                           =============
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